Exhibit 5

May 23, 2024

Marriott Vacations Worldwide Corporation
7812 Palm Parkway
Orlando, Florida 32836
Ladies and Gentlemen:
We have acted as counsel for Marriott Vacations Worldwide Corporation, a Delaware corporation (the “Company”), in conjunction with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the 1,250,000 additional shares (the “Registered Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), that may be issued pursuant to the Marriott Vacations Worldwide Corporation 2020 Equity Incentive Plan (the “Plan”).
In connection with our representation, we have examined: (i) the Plan and related documents; (ii) the Registration Statement, including the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (iii) the Restated Certificate of Incorporation and the Restated Bylaws of the Company; (iv) the resolutions of the Company’s Board of Directors relating to the Plan and the issuance of Common Stock thereunder; and (v) such other corporate proceedings, documents and records as we have deemed necessary or appropriate to enable us to render this opinion. In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.
It is understood that this opinion is to be used only in connection with the offer and sale of the Registered Shares while the Registration Statement is effective.
We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus that forms a part thereof, other than as expressly stated herein with respect to the issuance of the Registered Shares.
Based upon the foregoing, we are of the opinion that each of the Registered Shares, if and when issued by the Company pursuant to the terms and conditions of the Plan and as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

Marriott Vacations Worldwide Corporation
May 23, 2024

We consent to the use of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.
Very truly yours,
/s/ Foley & Lardner LLP
Foley & Lardner LLP